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                                                                      EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-71081 on Form N-4 of our report dated February 26, 2001, related to the statutory-basis financial statements of Pacific Life & Annuity Company as of December 31, 2000 and 1999, and for the years then ended, appearing in the Statement of Additional Information of Pacific Innovations Select, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Independent Auditors" appearing in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Costa Mesa, California
December 3, 2001